UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act
Date of Report (Date of earliest event reported):      February 1, 2007
TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (c)      Effective February 1, 2007, Transcontinental Realty Investors, Inc. (the “Company”) appointed Reagan K. Vidal, age 46, to the position of Executive Vice President, Managing Director of Capital Markets. Mr. Vidal has also been appointed to the same position by Income Opportunity Realty Investors, Inc. (“IOT”) and American Realty Investors, Inc. (“ARL”). Prior to his selection as an officer of the Company, Mr. Vidal was employed (from 1996 to January 2007) by Guaranty Bank, a Texas based financial institution which provides commercial and residential development financing and mortgage banking credit, where his last position was as Senior Vice President, California Division Manager establishing and implementing the Bank’s market presence in southern California beginning in 2001. Prior thereto (from 1993 to 1996) he was Vice President, US Real Estate Group of Societè Genèralè, a French based multi-national financial institution with US Real Estate Operations based in Dallas, Texas; for more than five years prior thereto he was Vice President, Western Region Commercial of Lomas Management, Inc., advisor and manager to Lomas & Nettleton Mortgage Investors and Lomas Financial Corporation, then two publicly traded real estate investment trusts. Mr. Vidal is also a licensed Texas real estate broker and the holder of a Texas insurance license, Property & Casualty and General Lines.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: February 1, 2007	TRANSCONTINENTAL REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice President,
Chief Financial Officer and Acting Principal Executive Officer